As filed with the Securities and Exchange Commission on August 5, 2016

Registration No. 333-212736

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-10

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

PRECISION DRILLING CORPORATION

(Exact name of Registrant as specified in its charter)

Alberta, Canada	1381	Not Applicable
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification) Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

800, 525 – 8th Avenue S.W.

Calgary, Alberta

Canada T2P IGI

(403) 716-4500

(Address and telephone number of Registrant’s principal executive offices)

Precision Drilling (US) Corporation

10350 Richmond Avenue, Suite 700

Houston, Texas 77042

(713) 435-6184

(Name, address, (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Veronica Foley Senior Vice President, General Counsel and Corporate Secretary Precision Drilling Corporation 800, 525 – 8th Avenue S.W. Calgary, Alberta, Canada T2P 1G1 (403) 716-4500	Noralee Bradley Andrea Whyte Osler, Hoskin & Harcourt LLP 2500 – 450 1st Street S.W. Calgary, Alberta, Canada T2P 5H1 (403) 260-7000	Jason Comerford Osler, Hoskin & Harcourt LLP 620 Eighth Avenue – 36th Floor New York, New York 10018 (212) 867-5800

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after this Registration Statement becomes effective.

Province of Alberta, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box):

A.	☐	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada)

B.	☒	At some future date (check the appropriate box below):

		1.	☐	pursuant to Rule 467(b) on at (designate a time not sooner than 7 calendar days after filing).

		2.	☐	pursuant to Rule 467(b) on at (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on .

		3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
		4.	☐	after the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf short form prospectus offering procedures, check the following box.  ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

SHORT FORM BASE SHELF PROSPECTUS

Precision Drilling Corporation

$1,000,000,000

Common Shares

Preferred Shares

Debt Securities

Warrants

Subscription Receipts

Units

Precision Drilling Corporation ( “Precision” or the “Corporation”) may offer, issue and sell, from time to time, the following securities of the Corporation under this short form base shelf prospectus (the “Prospectus”): (i) common shares (the “Common Shares”); (ii) preferred shares (the “Preferred Shares”); (iii) bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description (the “Debt Securities”); (iv) warrants to purchase Common Shares, Preferred Shares or Debt Securities (the “Warrants”); (v) subscription receipts (the “Subscription Receipts”); and (vi) units (the “Units” and together with the foregoing, collectively, the “Securities”) of up to $1,000,000,000 aggregate initial offering price of Securities (or the equivalent thereof in one or more foreign currencies or composite currencies, including United States dollars) during the 25 month period that this Prospectus, including any amendments hereto, is valid. Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more shelf prospectus supplements (each, a “Prospectus Supplement”).

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the issue price (in the event the offering is a fixed price distribution), the currency in which the Common Shares are offered and any other terms specific to the Common Shares being offered; (ii) in the case of Preferred Shares, the number of Preferred Shares offered, the issue price (in the event the offering is a fixed price distribution), the currency in which the Preferred Shares are offered and any other terms specific to the Preferred Shares being offered; (iii) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption or early repayment, any exchange or conversion terms, whether the debt is senior or subordinated and any other terms specific to the Debt Securities being offered; (iv) in the case of Warrants, the designation, number and terms of the Common Shares, Preferred Shares or Debt Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are offered and any other terms specific to the Warrants being offered; (v) in the case of Subscription Receipts, the number of Subscription Receipts offered, the issue price, the terms, conditions and procedures for the conversion or exercise of such Subscription Receipts into or for Common Shares, Preferred Shares or other securities and any other terms specific to the Subscription Receipts being offered; and (vi) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units, including the circumstances under which the Securities comprising the Units may be held or transferred separately, any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units and any other terms specific to the Units being offered. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities. The Corporation reserves the right to include in a Prospectus Supplement specific variable terms pertaining to the Securities that are not within the options and parameters set forth in this Prospectus.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to prospective purchasers together with this Prospectus. Each Prospectus Supplement will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the offering of Securities to which the Prospectus Supplement pertains.

Prospective investors should be aware that the acquisition, holding or disposition of the Securities described herein may have tax consequences in the United States and Canada. This Prospectus does not, and any applicable Prospectus Supplement may not fully, describe these tax consequences. Prospective investors should read the tax discussion in any applicable Prospectus Supplement, but note that such discussion may be only a general summary that does not cover all tax matters that may be of importance to a prospective investor. Each prospective investor is urged to consult its own tax advisors about the tax consequences relating to the purchase, ownership and disposition of the Securities in light of the investor’s own circumstances.

The Corporation is permitted, under a multi-jurisdictional disclosure system adopted in the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The Corporation prepares its financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Thus, the Corporation’s financial statements are subject to Canadian auditing and auditor independence standards and may not be comparable to the financial statements of United States companies.

The enforcement by investors of judgments of courts of the United States predicated upon the civil liabilities under United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of the Province of Alberta, Canada, that some of its officers and directors are Canadian residents, that some of the experts named in this Prospectus are residents of Canada, and that all or a significant portion of the assets of the Corporation and said persons are located in Canada.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SEC OR THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Corporation may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents.

A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers or agents, as the case may be, involved in the sale of such Securities, and will set forth the terms of the offering of the Securities, including the public offering price of such Securities (or the manner of determination thereof if offered on a non-fixed price basis), the proceeds to, and the portion of expenses borne by the Corporation from such sale, any underwriting discounts or commissions and any discounts or concessions allowed, re-allowed or paid by any underwriter to other dealers and other material terms of the plan of distribution.

Except as set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to stabilize, maintain or otherwise affect the market price of the Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”.

No underwriter, dealer or agent in Canada or the United States has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

The issued and outstanding Common Shares of the Corporation are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “PD” and on the New York Stock Exchange (the “NYSE”) under the symbol “PDS”. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units will not be listed on any securities exchange. Any offering of Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units would be a new issue of securities. There is no market through which the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units may be sold and purchasers may not be able to resell the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units in the secondary market (if any), the transparency and availability of trading prices (if any), the liquidity of the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units (if any), and the extent of issuer regulation. See “Risk Factors”.

An investment in the Securities involves significant risks. Prospective investors should carefully read and consider the risk factors described or referenced under the heading “Risk Factors” in this Prospectus, contained in any of the documents incorporated by reference herein, and in any applicable Prospectus Supplement, before purchasing Securities.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process. See “Enforceability of Judgments”.

The offering of Securities hereunder is subject to approval of certain legal matters on behalf of the Corporation by Osler, Hoskin & Harcourt LLP.

The head and registered office of Precision Drilling Corporation is located at 800, 525 – 8th Avenue, S.W., Calgary, Alberta, T2P 1G1.

The date of this Prospectus is August 5, 2016.

i

ABOUT THIS PROSPECTUS

In this Prospectus, Precision Drilling Corporation and its subsidiaries are collectively referred to as “Precision” or the “Corporation”, unless the context otherwise requires. The Corporation is responsible for the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide prospective investors with different or additional information. Prospective investors should rely only on the information contained in or incorporated by reference in this Prospectus or any Prospectus Supplement. The Corporation is not making an offer of these Securities in any jurisdiction where the offer is not permitted by law. Prospective investors should not assume that the information contained in or incorporated by reference in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date of the applicable document. The Corporation takes no responsibility for, and can provide no assurance as to the reliability of any other information that others may give readers of this Prospectus.

CERTAIN AVAILABLE INFORMATION

This prospectus is part of a registration statement on Form F-10 relating to the Securities that the Corporation has filed with the SEC (the “Registration Statement”). This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. United States investors should refer to the Registration Statement and the exhibits to the Registration Statement for further information with respect to the Corporation and the Securities.

The Corporation files or furnishes annual and quarterly reports, material change reports and other information with the securities commissions or similar regulatory authorities in each of the provinces of Canada and with the SEC. Under a multi-jurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements in Canada, which differ from those in the United States. Prospective investors may read and download any public document that the Corporation has filed with securities commissions or similar regulatory authorities in each of the provinces of Canada on the System for Electronic Document Analysis and Retrieval, which is commonly known by the acronym SEDAR, and which may be accessed at www.sedar.com. Prospective investors may read any document that the Corporation files with or furnishes to the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Prospective investors may also obtain copies of the same documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C., 20549 by paying a fee. Please call the SEC at 1-800-SEC-0330 or contact it at www.sec.gov for further information on the public reference room. The Corporation’s filings are also electronically available from the SEC’s Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR, and which may be accessed at www.sec.gov, as well as from commercial document retrieval sources.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents are being or will be filed with the SEC as part of the Registration Statement:

(i)	the documents referred to under the heading “Documents Incorporated by Reference”;

(ii)	the consent of KPMG LLP;

(iii)	the consent of our counsel Osler, Hoskin & Harcourt LLP;

(iv)	the powers of attorney from the Corporation’s directors and officers;

(v)	the form of indenture for Debt Securities; and

(vi)	the Form T-1 Statement of Eligibility of the trustee.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

All references to “$” in this Prospectus are to Canadian dollars and all references to “U.S.$” are to United States dollars. On August 4, 2016, the Bank of Canada noon rate of exchange was U.S.$1.00 = Cdn$1.30 or Cdn$1.00 = U.S.$0.77. For Securities issued in other than Canadian currency, potential purchasers should be aware that foreign exchange fluctuations are likely to occur from time to time and that the Corporation does not make any representation with respect to currency values from time to time. Investors should consult their own advisors with respect to the potential risk of currency fluctuations.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions and similar regulatory authorities in Canada and with the SEC.

Under applicable securities laws in Canada and the United States, the Canadian securities commissions or similar regulatory authorities and the SEC allow the Corporation to incorporate by reference certain information that it files with the Canadian securities commissions or similar regulatory authorities, which means that the Corporation can disclose important information to prospective investors by reference to those documents. Information that is incorporated by reference is an important part of this prospectus. The following documents of the Corporation have been or will be filed with the various securities commissions or similar regulatory authorities in the provinces of Canada and with the SEC and are specifically incorporated by reference into and form an integral part of this prospectus:

1.	the annual information form of the Corporation dated March 7, 2016 for the year ended December 31, 2015 (the “AIF”);

2.	the audited consolidated financial statements of the Corporation as at and for the years ended December 31, 2015 and 2014, together with the notes thereto and the auditors’ report thereon;

3.	management’s discussion and analysis of the financial condition and results of operations of the Corporation for the year ended December 31, 2015;

4.

the unaudited interim consolidated financial statements of the Corporation as at and for the three and six months periods ended June 30, 2016, together with the notes thereto (the “Q2 2016 Financials”);

5.	management’s discussion and analysis of the financial condition and results of operations of the Corporation for the three and six month periods ended June 30, 2016;

6.	the management information circular of the Corporation dated March 28, 2016 in connection with the annual meeting of holders of the Common Shares (the “Shareholders”) held on May 11, 2016;

7.	the material change report of the Corporation dated February 17, 2016 with respect to the suspension of the Corporation’s dividend; and

8.

the material change report of the Corporation dated March 15, 2016 with respect to the resignation of Robert McNally as Executive Vice President and Chief Financial Officer and appointment of Carey Ford as interim Chief Financial Officer.

Any documents of the type required by National Instrument 44-101- Short Form Prospectus Distributions, to be incorporated by reference herein including, without limitation, any material change reports (excluding confidential material change reports), comparative interim financial statements, comparative annual financial statements and the auditors’ reports thereon, management’s discussion and analysis of financial condition and results of operations, information circulars, annual information forms and business acquisition reports filed by the Corporation with the securities commissions or similar regulatory authorities in the provinces of Canada subsequent to the date of this Prospectus and prior to the termination of any distribution hereunder are deemed to be incorporated by reference in this Prospectus. To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC, such document or information shall be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part. In addition, any other report filed with or furnished to the SEC by the Corporation shall be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part, if and to the extent that such report expressly so provides.

In addition, any similar documents the Corporation files with or furnishes to the SEC, as applicable, in periodic reports on Form 6-K or annual reports on Form 40-F and any other documents filed with or furnished to the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, in each case after the date of this Prospectus, shall be deemed to be incorporated into this Prospectus and the Registration Statement of which this Prospectus forms a part if and to the extent expressly provided in such reports. To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC on Form 40-F or 6-K (or any successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part. Further, the Corporation may incorporate by reference into the Registration Statement of which this Prospectus forms a part any report on Form 6-K furnished to the SEC, including the exhibits thereto, if and to the extent provided in such report. The Corporation’s annual reports on Form 40-F and its periodic reports on Form 6-K are available on the SEC’s EDGAR system website at www.sec.gov.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that was necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Upon a new annual information form and corresponding annual financial statements and related management’s discussion and analysis being filed by the Corporation with, and where required, accepted by, the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the previous annual information form and all annual financial statements, interim financial statements and the related management’s discussion and analysis, material change reports and business acquisition reports filed prior to the commencement of the Corporation’s financial year in respect of which the new annual information form is filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon interim consolidated financial statements and the related management’s discussion and analysis being filed by the Corporation with the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, all interim consolidated financial statements and the related management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon a new management information circular relating to an annual meeting of the Shareholders being filed by the Corporation with the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the management information circular for the preceding annual meeting of Shareholders shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

One or more Prospectus Supplements containing the specific variable terms for an issue of Securities and other information in relation to those Securities will be delivered or made available to purchasers of such Securities together with this Prospectus to the extent required by applicable securities laws and will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement solely for the purposes of the offering of the Securities covered by any such Prospectus Supplement.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Prospectus, and in certain documents incorporated by reference into this Prospectus, including statements that contain words such as “could”, “should”, “can”, “anticipate”, “estimate”, “propose”, “plan”, “expect”, “believe”, “will”, “may” and similar expressions and statements relating to matters that are not historical facts constitute “forward-looking information” within the meaning of applicable Canadian securities legislation and “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 (collectively, “forward-looking information and statements”). In particular, forward-looking information and statements include, but are not limited to, forward- looking information and statements under the headings “Use of Proceeds” and “Plan of Distribution”, and set forth and identified in the documents incorporated by reference herein.

The forward-looking information and statements contained in this Prospectus and in certain documents incorporated by reference herein are based on certain assumptions and analysis made by the Corporation in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results, performance or achievements will conform to the Corporation’s expectations and predictions is subject to a number of known and unknown risks and uncertainties which could cause actual results to differ materially from the Corporation’s expectations. Such risks and uncertainties include, but are not limited to: volatility in the price and demand for oil and natural gas; fluctuations in customer spending and its impact on the demand for contract drilling, well servicing and ancillary oilfield services; the risks associated with the Corporation’s investments in capital assets and changing technology; shortages, delays and interruptions in the delivery of equipment, supplies and other key inputs; the effects of seasonal and weather conditions on operations and facilities; the availability of qualified personnel and management; the existence of competitive operating risks inherent in Precision’s businesses; changes in environmental and safety rules or regulations including increased regulatory scrutiny on horizontal drilling and hydraulic fracturing; terrorism, social, civil and political unrest in the foreign jurisdictions where Precision operates; fluctuations in foreign exchange, interest rates and tax rates; and other unforeseen conditions which could impact the use of services supplied by Precision and Precision’s ability to respond to such conditions.

The Corporation’s AIF for the most recent year ended and other documents filed with securities regulatory authorities describe the risks, material assumptions and other factors that could influence actual results and are incorporated herein by reference. You should also carefully consider the matters discussed under “Risk Factors” included and incorporated by reference in this prospectus.

Consequently, all of the forward-looking information and statements made in this Prospectus and in certain documents incorporated by reference in this Prospectus are expressly qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Corporation will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Corporation or its business or operations. Readers are therefore cautioned not to place undue reliance on such forward-looking information and statements. The Corporation is not under any obligation to publicly update or revise any forward-looking information or statements except as expressly required by applicable securities laws.

Readers should be aware that the information contained or incorporated by reference in this Prospectus identify additional forward-looking information and statements that could affect the operating results and performance of the Corporation.

PRECISION DRILLING CORPORATION

Precision is an independent provider of oil and natural gas drilling and related services and products. The Corporation specializes in providing onshore drilling services in most major conventional and unconventional oil and natural gas basins in Canada and the United States. Precision has international drilling operations in Mexico, Saudi Arabia, the Kurdistan region of Iraq, Kuwait, and the country of Georgia. Precision also provides well servicing and ancillary wellsite products and services in Canada and the United States.

Precision was formed by amalgamation under the Business Corporations Act (Alberta). The Corporation previously operated as an income trust, known as Precision Drilling Trust, and converted to a corporate entity on June 1, 2010, under a statutory plan of arrangement (the “Arrangement”). The Corporation’s principal executive offices are located at 800, 525 – 8th Avenue S.W., Calgary, Alberta, Canada T2P 1G1, and its telephone number is (403)  716-4500.

RECENT DEVELOPMENTS

On April 22, 2016, the Corporation announced that its Board of Directors appointed Carey Ford as Senior Vice President and Chief Financial Officer and Veronica Foley as Senior Vice President, General Counsel and Corporation Secretary.

CONSOLIDATED CAPITALIZATION

There have been no material changes in the Corporation’s share and loan capital, on a consolidated basis, since the date of the Q2 2016 Financials. The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capital of the Corporation that will result from the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

Except as may otherwise be set forth in a Prospectus Supplement, the net proceeds to be received by the Corporation from the issue and sale from time to time of Securities will be added to the general funds of the Corporation to be used to repay existing indebtedness of the Corporation, to fund capital expenditures and for other general corporate purposes. Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities. The Corporation may, from time to time, issue Securities otherwise than through the offering of Securities pursuant to this Prospectus.

EARNINGS COVERAGE RATIO

Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement(s) with respect to any offering and sale of Preferred Shares or Debt Securities pursuant to this Prospectus.

PLAN OF DISTRIBUTION

The Corporation may offer and sell the Securities (i) to underwriters or dealers purchasing as principals, (ii) directly to one or more purchasers, subject to compliance with any applicable dealer or broker-dealer registration requirements, or (iii) through agents in Canada, the United States and elsewhere where permitted by law, for cash or other consideration. The Securities may be distributed from time to time in one or more transactions at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing price of the Securities in a specified market, at market prices prevailing at the time of sale, or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities.

The Prospectus Supplement for any of the Securities being offered will set forth the terms of each specific offering of Securities, including the name or names of any underwriters, dealers or agents involved in such offering of Securities, the terms of the Securities to which the Prospectus Supplement relates, including the type of Securities being offered, the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Corporation from the sale of such Securities, any underwriting fees or discounts and other items constituting underwriters’ compensation, and any discounts or concessions allowed or re-allowed or paid to underwriters, dealers or agents.

If underwriters purchase Securities as principal, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Only underwriters named in the relevant Prospectus Supplement are deemed to be underwriters in connection with the Securities offered by that Prospectus Supplement. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and outlined in the applicable Prospectus Supplement, and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time. The Securities may also be sold: (i) directly by the Corporation at prices and upon terms agreed to by the purchaser and the Corporation; or (ii) through agents designated by the Corporation from time to time. Any agent involved in the offering and sale of the Securities pursuant to this Prospectus will be named, and any commissions payable by the Corporation to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent would be acting on a “best efforts” basis for the period of its appointment.

The Corporation may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Agents, underwriters or dealers may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to “at-the-market” offerings, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter or dealer involved in an “at-the-market” offering, as defined under applicable Canadian securities laws, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

The Corporation may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities from the Corporation at the public offering price set forth in the applicable Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable Prospectus Supplement.

Any offering of Securities, other than Common Shares, will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, such Securities will not be listed on any securities exchange. Certain dealers may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in such Securities or as to the liquidity of the trading market, if any, for such Securities.

DESCRIPTION OF COMMON SHARES

The following description is subject to, and qualified by reference to, the terms and provisions of Precision’s articles and by-laws.

Each Common Share entitles the holder to receive notice of and to attend all meetings of the Shareholders other than meetings at which only the holders of another class or series are entitled to vote. Each Common Share entitles the holder to one vote. The Shareholders, in the discretion of the Board of Directors, are entitled to receive out of any monies properly applicable to the payment of dividends, and after the payment of any dividends payable on the Preferred Shares of any series or any other series ranking prior to the Common Shares as to the payment of dividends, any dividends declared and payable on the Common Shares.

Upon any liquidation, dissolution or winding-up of the Corporation, or other distribution of the Corporation’s assets among its Shareholders for the purposes of winding-up the affairs of the Corporation, the holders of the Common Shares are entitled to share on a share-for-share basis in the distribution, except for the prior rights of the holders of the Preferred Shares of any series, or any other class ranking prior to the Common Shares.

There are no pre-emptive or conversion rights and the Common Shares are not subject to redemption. All Common Shares currently outstanding and to be outstanding upon the exercise of any securities convertible into Common Shares, are or will be, fully paid and non-assessable.

In connection with the Arrangement, the unitholders of Precision Drilling Trust approved the adoption of a shareholder rights plan for the Corporation (the “Shareholder Rights Plan”). Pursuant to the Shareholder Rights Plan, one right (a “Right”) was issued by the Corporation in respect of each Common Share that was outstanding at the close of business on June 1, 2010. One Right will also be issued for each additional Common Share issued after June 1, 2010, including in respect of any Common Shares issued pursuant to a Prospectus Supplement, subject to the terms and conditions of the Shareholder Rights Plan.

DESCRIPTION OF PREFERRED SHARES

The Preferred Shares may be issued in one or more series, each series to consist of such number of shares as determined by resolution of the Board of Directors. The Board of Directors, by resolution duly passed before the issue of the Preferred Shares of each series, may fix the designation, rights, restrictions, conditions and limitations attaching to the Preferred Shares of each series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of cumulative preferential dividends, the date or dates and places of payment thereof, the date or dates from which such preferential dividends shall accrue, the rights and obligations, if any, of the Corporation to purchase the Preferred Shares of such series and to redeem the same, the price and the terms and conditions of any such purchase or redemption, and conversion rights, if any.

The Preferred Shares of each series may have priority over the Common Shares in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among Shareholders for the purpose of winding up the affairs of the Corporation. The number of Preferred Shares that may be authorized for issuance at any given time can be no more than one half of the issued and outstanding Common Shares at the time of the issuance of such Preferred Shares.

The particular terms and provisions of the Preferred Shares offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Preferred Shares.

DESCRIPTION OF DEBT SECURITIES

Solely for the purposes of this section and the description of the Debt Securities, and unless otherwise stated herein or in an applicable Prospectus Supplement, the term “Corporation” refers only to Precision Drilling Corporation and not to any of its subsidiaries. The following description sets forth certain general terms and provisions of Debt Securities that may be issued hereunder, is not intended to be complete and may not describe all of the provisions of the Indenture or any of the Debt Securities that may be important to you. The Debt Securities may be offered separately or together with other Securities, as the case may be. The specific terms of Debt Securities, including the extent to which the general terms described in this section apply to those Debt Securities, will be set forth in the applicable Prospectus Supplement. Accordingly, for a description of the terms of a particular issue of Debt Securities, you should carefully read both this Prospectus and the applicable Prospectus Supplement.

The Debt Securities will be issued in one or more series under an indenture (as amended, restated, supplemented or replaced from time to time, the “Indenture”) to be entered into among the Corporation, Computershare Trust Company, N.A., as U.S. trustee (the “U.S. Trustee”), and Computershare Trust Company of Canada, as Canadian trustee (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustees”). To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Indenture Act”). A copy of the form of the Indenture to be entered into has been filed with the SEC as an exhibit to the Registration Statement of which this Prospectus forms a part and will be filed with the securities commissions or similar authorities in each of the provinces and territories of Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the respective meanings ascribed to them in the Indenture. For additional information, you should carefully read the Indenture.

The Corporation may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus or any Prospectus Supplement.

General

The Indenture does not limit the aggregate principal amount of Debt Securities that the Corporation may issue under the Indenture and does not limit the amount of other indebtedness that the Corporation may incur. The Indenture provides that the Corporation may issue Debt Securities from time to time in one or more series which may be denominated and payable in U.S. dollars, Canadian dollars or any other currency.

The particular terms relating to Debt Securities offered by a Prospectus Supplement (the “Offered Debt Securities”) will be described in the related Prospectus Supplement. The terms of the Debt Securities will include those set forth in the Indenture, any related documents and those made a part of the Indenture in accordance with the Indenture Act. Such terms may include, but may not be limited to, any of the following:

•	the title and any limit on the aggregate principal amount of the Offered Debt Securities;

•	whether the Offered Debt Securities will be secured or unsecured;

•	whether the Offered Debt Securities are convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such securities will be convertible or exchangeable;

•	whether the Offered Debt Securities are senior or subordinated Debt Securities and, if subordinated, the terms of such subordination;

•	the percentage or percentages of principal amount at which such Offered Debt Securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the dates on which the Offered Debt Securities may be issued, the maturity date and other dates of payment of principal;

•	redemption or early repayment provisions;

•	authorized denominations if other than denominations of US$2,000 and multiples of US$1,000 in excess thereof;

•	the form of the Offered Debt Securities;

•	amount of discount or premium, if any, with which such Offered Debt Securities will be issued;

•	whether such Offered Debt Securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants, including maintenance of certain financial ratios, applicable to the particular Offered Debt Securities being issued;

•	the terms of any guarantee applicable to the particular Offered Debt Securities being issued;

•	any defaults and events of default applicable to the particular Offered Debt Securities being issued;

•	any restriction or condition on the transferability of the Offered Debt Securities;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such Offered Debt Securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the Offered Debt Securities can select the payment currency;

•	the securities exchange(s) or automated quotation system(s) on which the Offered Debt Securities will be listed or admitted to trading, as applicable, if any;

•	whether any underwriter(s) will act as market maker(s) for the Offered Debt Securities;

•	the extent to which a secondary market for the Offered Debt Securities is expected to develop;

•	the Corporation’s obligation or right to redeem, purchase or repay Offered Debt Securities under a sinking fund, amortization or analogous provision;

•	provisions relating to the modification of the indenture both with and without the consent of holders of Offered Debt Securities issued under the Indenture;

•	place or places where the Corporation may pay principal, premium, if any, and interest and where holders may present the Offered Debt Securities for registration of transfer, exchange or conversion;

•	place or places where notices and demands relating to the Offered Debt Securities and the Indentures may be made;

•	if other than the principal amount of the Offered Debt Securities, the portion of the principal amount of the Offered Debt Securities that is payable upon declaration of acceleration of maturity;

•	any index or formula used to determine the amount of payments of principal, premium, if any, or interest on the Offered Debt Securities and the method of determining these amounts;

•	any provisions relating to compensation and reimbursement of the Trustees;

•	provisions, if any, granting special rights to holders of the Offered Debt Securities upon the occurrence of specified events; and

•	additional terms not inconsistent with the provisions of the Indenture.

The Corporation may offer and sell Debt Securities, including original issue discount securities, at par or at a discount below their stated principal amount. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture also permits the Corporation, without the consent of the holders of any Debt Securities, to increase the principal amount of any series of Debt Securities the Corporation has previously issued under the Indenture and to issue such increased principal amount. Any such additional Debt Securities, together with all other outstanding Debt Securities of that series, will constitute a single series of securities under the Indenture. Such additional Debt Securities will have the same terms as to ranking, redemption, waivers, amendments or otherwise as the applicable series of Debt Securities, and will vote together as one class on all matters with respect to such series of Debt Securities.

The Corporation may offer and sell Debt Securities, including original issue discount securities, at par or at a discount, in some cases substantial, below their stated principal amount. The Corporation will describe in the applicable Prospectus Supplement any material Canadian and U.S. federal income tax consequences and other special considerations applicable to any discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes. Any taxes withheld or deducted from payments in respect of Debt Securities and paid to the relevant tax authority shall be deemed to have been paid to the applicable holder.

Denominations, Payment, Interest, Registration and Transfer

Unless the applicable Prospectus Supplement states otherwise, any Debt Securities of any series that the Corporation issues in registered form will be issued in denominations of US$2,000 and multiples of US$1,000. The Corporation expects most Debt Securities to be issued in fully registered form without coupons.

Unless the applicable Prospectus Supplement states otherwise, the principal of, and any premium or interest on, any series of Debt Securities will be payable in the currency designated in the Prospectus Supplement at the corporate trust office of the U.S. Trustee. At the option of the Corporation, however, payment of interest may be made by check delivered to the address of the person entitled to the interest payment as it appears in the security register for the series or, in accordance with arrangements satisfactory to the U.S. Trustee, by wire transfer of funds to an account designated by that person. The Corporation may at any time designate additional paying agents or rescind designation of any paying agents or approve a change in the office through which any paying agent acts, except that the Corporation will be required to maintain a paying agent in each place of payment for any series. All monies that the Corporation pays to a paying agent for the payment of any principal of, or any premium, make-whole amount, interest or additional amounts on, any Debt Security which remains unclaimed at the end of two years after that payment became due and payable will be repaid to the Corporation. After that time, the holder of the Debt Security will be able to look only to the Corporation for payment.

Any interest that the Corporation does not punctually pay on any interest payment date with respect to a Debt Security will cease to be payable to the holder on the applicable regular record date and may either:

•	be paid to the holder at the close of business on a special record date for the payment of defaulted interest, to be determined by the U.S. Trustee; or

•	be paid at any time in any other lawful manner, as more fully described in the Indenture.

Subject to certain limitations imposed upon Debt Securities issued in book-entry form, Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of the same total principal amount and authorized denomination or denominations upon the surrender of the Debt Securities at the corporate trust office of the U.S. Trustee. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion, transfer or exchange at the corporate trust office of the U.S. Trustee. Every Debt Security surrendered for conversion, transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Corporation, the U.S. Trustee and the registrar. There will be no service charge for any transfer or exchange of any Debt Securities, but the Corporation may require holders to pay any tax, assessment or other governmental charge payable in connection with the transfer or exchange.

Neither the Corporation nor either of the Trustees will be required to do any of the following:

•

issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 calendar days before the day of the transmission of a notice of redemption of Debt Securities of such series selected for redemption and ending at the close of business on the day of such transmission; or

•	register, transfer or exchange any Debt Security called for redemption in whole or in part, except the unredeemed portion of any Debt Security being only partially redeemed.

Global Securities

Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the “Depositary”) identified in the applicable Prospectus Supplement. Global Securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Debt Securities, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any Debt Securities of a series and the rights of and limitations upon owners of beneficial interests in a Global Security will be described in the applicable Prospectus Supplement.

Events of Default

Unless otherwise indicated in the applicable Prospectus Supplement, the term “Event of Default” with respect to Debt Securities of any series means any of the following:

(a)	default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(b)	default in the payment of the principal of (or any premium on) any Debt Security of that series at its maturity, upon redemption or otherwise;

(c)	default in the payment of any sinking fund installment, if any, when the same becomes due by the terms of the Debt Securities of that series, and continuance of such default for a period of 30 days;

(d)

default in the performance, or breach, of any other covenant or agreement of the Corporation in the Indenture in respect of the Debt Securities of that series (other than a covenant or agreement for which default or breach is specifically dealt with elsewhere in the Indenture), where such default or breach continues for a period of 90 days after written notice thereof to the Corporation;

(e)	certain events of bankruptcy, insolvency or reorganization; or

(f)	any other event of default provided with respect to the Debt Securities of that series.

If an Event of Default (other than an Event of Default in the case of certain events of bankruptcy) occurs and is continuing with respect to Debt Securities of any series, then the Trustees or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may require the principal amount (or, if the Debt Securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms of that series) of all the outstanding Debt Securities of that series and any accrued but unpaid interest on such Debt Securities be paid immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series or all series affected (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of such series, or of all series affected (or of all series, as the case may be), by written notice to the Corporation and the Trustees, may, under certain circumstances, rescind and annul such acceleration. If an Event of Default in the case of certain events of bankruptcy, insolvency or reorganization exists, the principal amount of all Debt Securities outstanding under the Indenture shall automatically, and without any declaration or other action on the part of the Trustees or any holder of such outstanding debt, become immediately due and payable. The applicable Prospectus Supplement will contain provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities or indexed securities upon the occurrence of any Event of Default and the continuation thereof.

Subject to the provisions of the Indenture relating to the duties of the Trustees, if an Event of Default then exists, the Trustees will be under no obligation to exercise any of its rights or powers under the Indenture (other than the payment of any amounts on the Debt Securities furnished to it pursuant to the Indenture) at the request or direction of any of the holders, unless the holders have offered to the Trustees security and/or indemnity satisfactory to the Trustees. Subject to the provisions for the security and/or indemnification of the Trustees, the holders of a majority in aggregate principal amount of a series of outstanding Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred on the Trustees in connection with the Debt Securities of that series.

No holder of a Debt Security of any series will have any right to institute any proceedings, judicial or otherwise, unless:

•	such holder has previously given to the Trustees written notice of a continuing Event of Default with respect to the Debt Securities of that series;

•

the holders of at least 25% in principal amount of the outstanding Debt Securities of all series affected by such Event of Default have made written request and have offered security or indemnity satisfactory to the Trustees to institute such proceedings as trustee; and

•

the Trustees have failed to institute such proceeding, and have not received from the holders of a majority of in the aggregate principal amount of outstanding Debt Securities of all series affected by such Event of Default a direction inconsistent with such request, within 60 days after such request.

However, these limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of principal, premium, if any, and interest on such Debt Security on or after the applicable due date of such payment.

The Corporation will be required to furnish to the U.S. Trustee annually an officers’ certificate as to the performance of certain of its obligations under the Indenture and as to any default in such performance.

Merger, Consolidation and Sale of Assets

For so long as any Debt Securities remain outstanding, and unless otherwise set forth in the Indenture, the Corporation will not consolidate with or merge into any other entity, or sell or lease, all or substantially all of its assets to another entity, and no entity may consolidate with or merge into the Corporation, unless:

•

the Corporation will be the continuing entity in any merger or consolidation or the successor, transferee or lessee entity (if other than the Corporation) is a corporation organized and validly existing under the laws of any U.S. or Canadian jurisdiction and expressly assumes the Corporation’s obligations relating to the Debt Securities;

•	immediately after such consolidation, merger, sale or lease, there exists no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default; and

•	other conditions described in the Indenture are met.

Defeasance and Covenant Defeasance

The Indenture provides that the Corporation may discharge all of its obligations with respect to any series of the Debt Securities at any time, and that it may also be released from its obligations under certain covenants and from certain other obligations, including obligations imposed by a company order or supplemental indenture with respect to that series, if any, and elect not to comply with those sections and obligations without creating an Event of Default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•

the Corporation irrevocably deposits with the U.S. Trustee money or government obligations or a combination thereof, as trust funds in an amount sufficient to pay and discharge each installment of principal of, premium, if any, and interest on, all outstanding Debt Securities of that series;

•

no Event of Default under the Indenture has occurred and is continuing on the date of such deposit, other than an Event of Default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit;

•

the Corporation delivers to the U.S. Trustee an opinion of counsel to the effect that (i) the holders of the Debt Securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance and (ii) the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of principal and interest payments on the Debt Securities of that series and, in the case of a defeasance, this opinion is accompanied by a ruling to that effect received from or published by the Internal Revenue Service; and

•

the Corporation delivers to the Trustees a certificate of an officer of the Corporation and an opinion of counsel to the effect that all conditions precedent in the Indenture relating to the discharge of the Corporation’s obligations with respect to all outstanding Debt Securities of that series have been complied with.

Modifications and Waivers

The Corporation and the Trustees may modify or amend the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series affected by such modification or amendment; provided, however, that unless otherwise stated in the applicable Prospectus Supplement, the Corporation will be required to receive consent from the holder of each outstanding Debt Security of such affected series to:

•	extend the stated maturity of the principal of, or any installment of interest on, any such outstanding Debt Security;

•	reduce the principal amount of or the interest on or any premium payable upon the redemption of any such outstanding Debt Security;

•	change the currency in which the principal amount of and premium, if any, or interest on any such outstanding Debt Security is denominated or payable;

•	reduce the principal amount of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	impair the right of a holder to institute suit for the enforcement of any payment on any outstanding Debt Security after the stated maturity or redemption date;

•	materially adversely affect the economic terms of any right to convert or exchange any such outstanding Debt Security;

•

reduce the percentage of the holders of outstanding Debt Securities necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture or certain defaults and consequences of such defaults; or

•

modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the Debt Securities affected.

The holders of a majority in principal amount of Debt Securities of any series or of the affected series may, on behalf of all holders of such series, generally waive the Corporation’s compliance with certain restrictive provisions of the Indenture with respect to such series. The holders of a majority in principal amount of outstanding Debt Securities of all series with respect to which an Event of Default has occurred may, on behalf of all holders, generally waive any past default under the Indenture, except with respect to a default in the payment of the principal of or premium or interest on any Debt Security of that series or in respect of any covenant or provision that cannot be modified, amended or waived without the consent of each holder, including those set forth in the list above.

The Indenture or the Debt Securities may be amended or supplemented, without the consent of any holder of such Debt Securities, in order to, among other things, cure any ambiguity or inconsistency, or to make any change, in any case, that does not adversely affect the interests of any holder of such Debt Securities.

Consent to Jurisdiction and Service

Under the Indenture, the Corporation will irrevocably appoint CT Corporation upon which process may be served in any suit, action or proceeding arising out of or relating to the Offered Debt Securities or the Indenture that may be instituted in any United States federal or New York state court located in the City of New York, and will submit to such nonexclusive jurisdiction.

Governing Law

The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Judgments

Since many of the assets of the Corporation, as well as many of the assets of some of the Corporation’s officers and directors, are outside the United States, any judgment obtained in the United States against the Corporation or certain of its officers or directors, including judgments with respect to the payment of principal on any Debt Securities, may not be collectible within the United States.

The Trustees

The U.S. Trustee and Canadian Trustee under the Indenture or each of their affiliates may provide banking and other services to the Corporation in the ordinary course of their business. The Trustees and each of their affiliates will be permitted to engage in other transactions with the Corporation. If the Trustees or any affiliates acquire any conflicting interest and a default occurs with respect to the Debt Securities, the Trustees, as applicable, must eliminate the conflict or resign. The Trustees will have all the duties and responsibilities of an indenture trustee specified in the Indenture Act. The Trustees are not required to expend or risk their own funds or incur any financial liability in the performance of any of their duties under the Indenture, and will be under no obligation to exercise any of their rights and powers under the Indenture at the request of any holder, unless such holder has offered to the Trustees security and/or indemnity satisfactory to the Trustees against any loss, liability or expense.

DESCRIPTION OF WARRANTS

The following sets forth the general terms and conditions of the Warrants. The particular terms and provisions of Warrants offered pursuant to any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such offering of Warrants. The Warrants either will be issued under a warrant indenture or agreement that will be entered into by the Corporation and a trustee or warrant agent at the time of issuance of the Warrants or will be represented by warrant certificates issued by the Corporation.

Warrants will entitle the holder thereof to receive other Securities (typically Common Shares or Preferred Shares) upon the exercise thereof and payment of the applicable exercise price. A Warrant is typically exercisable for a specific period of time at the end of which time it will expire and cease to be exercisable. Warrants may be offered independently or together with other Securities and may be attached to, or separate from, any such offered Securities.

Holders of Warrants are not shareholders of the Corporation. The particular terms and provisions of Warrants offered by this Prospectus will be described in the Prospectus Supplement filed in respect of the offering of such Warrants. This description may include, without limitation and as applicable: (i) the title or designation of the Warrants; (ii) the number of Warrants offered and the offering price thereof; (iii) the number of other Securities purchasable upon exercise of the Warrants and the procedures for exercise; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable and when they expire; (vi) the designation and terms of any other Securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each such Security; (vii) the material income tax consequences of owning, holding and disposing of the Warrants; and (viii) any other material terms and conditions of the Warrants including, without limitation, transferability and adjustment terms and whether the Warrants will be listed on a securities exchange.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following sets forth the general terms of the Subscription Receipts. The particular terms and provisions of Subscription Receipts offered pursuant to any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such offering of Subscription Receipts. Subscription Receipts may be offered separately or together with other Securities. The Subscription Receipts will be issued under one or more subscription receipt agreements that will be entered into by the Corporation and an escrow or other agent at the time of issuance of the Subscription Receipts.

Subscription Receipts will entitle the holder thereof to receive other Securities (typically Common Shares), for no additional consideration, upon the completion of a particular transaction or event, typically an acquisition of the assets or securities of another entity by the Corporation. The subscription proceeds from an offering of Subscription Receipts will be held in escrow by an escrow or other agent pending the completion of the transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred). Holders of Subscription Receipts will receive other Securities upon the completion of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their Subscription Receipts together with any interest or other income earned thereon. Subscription Receipts may be offered independently or together with other Securities.

Holders of Subscription Receipts are not shareholders of the Corporation. The particular terms and provisions of Subscription Receipts offered by this Prospectus will be described in the Prospectus Supplement filed in respect of the offering of such Subscription Receipts. This description may include, without limitation and as applicable: (i) the number of Subscription Receipts offered; (ii) the price at which the Subscription Receipts will be offered; (iii) the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive other Securities; (iv) the number of other Securities that may be obtained pursuant to each Subscription Receipt; (v) the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each such Security; (vi) the terms relating to the holding and release of the gross proceeds from the sale of the Subscription Receipts plus any interest and income earned thereon; (vii) the material income tax consequences of owning, holding and disposing of the Subscription Receipts; and (viii) any other material terms and conditions of the Subscription Receipts including, without limitation, transferability and adjustment terms and whether the Subscription Receipts will be listed on a securities exchange.

DESCRIPTION OF UNITS

Units are a security comprised of one or more of the other Securities described in this Prospectus offered together as a “unit”. Units are typically issued so that the holder thereof is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The Unit agreement under which a Unit is issued may provide that the Securities comprising the unit may not be held or transferred separately at any time or at any time before a specified date.

The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such Units. This description will include, where applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; (iii) whether the Units will be issued in fully registered or global form; and (iv) any other material terms and conditions of the Units.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor acquiring any Securities offered thereunder.

The applicable Prospectus Supplement may describe certain United States federal income tax consequences to an investor acquiring any Securities offered thereunder.

RISK FACTORS

An investment in the Securities is subject to certain risks. Investors should carefully review and consider the risks described below and all other information contained in this Prospectus and any Prospectus Supplement before making an investment decision and consult their own experts where necessary. In addition to the risk factors outlined below, investors are directed to the risk factors set forth under the heading “Risks in Our Business” in the AIF which are applicable to the business being carried on by the Corporation.

There is no market through which the Securities (other than the Common Shares) may be sold.

There is currently no market through which any of the Securities, other than the Common Shares, may be sold and the purchasers of such Securities may not be able to resell such securities purchased under this Prospectus and any Prospectus Supplement. There can be no assurance that a secondary market will develop for any of the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units that may be issued under this Prospectus or that any secondary market which does develop will continue. This may affect the pricing of such Securities in the secondary market, if any, the transparency and availability of trading prices, the liquidity of the Securities and the extent of regulation of such Securities.

The public offering prices of the Securities may be determined by negotiation between the Corporation and underwriters based on several factors and may bear no relationship to the prices at which Securities will trade in the public market subsequent to such offering. See “Plan of Distribution”.

Credit ratings may not reflect all risks of an investment in Debt Securities and may change.

Credit ratings may not reflect all risks associated with an investment in Debt Securities. Any credit ratings applied to Debt Securities are an assessment of the Corporation’s ability to pay its obligations. Consequently, real or anticipated changes in the credit ratings will generally affect the market value of Debt Securities. The credit ratings, however, may not reflect the potential impact of risks related to market or other factors on the value of Debt Securities. There is no assurance that any credit rating assigned to Debt Securities will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency.

Changes in interest rates may cause the market price or value of Debt Securities or the Preferred Shares to decline.

Prevailing interest rates will affect the market price or value of the Debt Securities and the Preferred Shares. The market price or value of the Debt Securities or the Preferred Shares may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Debt Securities will be effectively subordinated to creditors of the Corporation’s subsidiaries, partnerships and other entities.

The Corporation conducts its business through a number of corporate and partnership subsidiaries. The Debt Securities will be effectively subordinated to claims of creditors of the Corporation’s subsidiaries, in that the Corporation’s right to participate as a securityholder or partner in the distribution of the assets of any subsidiary upon any such distribution would be subject to the prior claims of the creditors of such subsidiary.

The Debt Securities may be subject to foreign currencies risk.

Debt Securities denominated or payable in foreign currencies may entail significant risk. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential liquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable Prospectus Supplement.

ENFORCEABILITY OF JUDGMENTS

The Corporation exists under the laws of the Province of Alberta, Canada. Some of the Corporation’s directors and officers and experts named in this Prospectus are residents of Canada or otherwise reside outside the United States, and a substantial portion of their assets, and a substantial portion of the Corporation’s assets, are located outside the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon those directors, officers or experts who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors, officers or experts under United States federal securities laws. The Corporation has been advised by Osler, Hoskin & Harcourt LLP, our Canadian counsel, that a judgment of a United States court predicated solely upon civil liability under such laws would probably be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. The Corporation has also been advised by such counsel, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

The Corporation filed with the SEC, concurrently with the Registration Statement of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed Precision Drilling (US) Corporation as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against the Corporation in a United States court arising out of or related to or concerning an offering of Securities under this Prospectus. Certain of our directors and officers reside outside of Canada. Each of Kevin A. Neveu, William T. Donovan, Steven W. Krablin and Kevin O. Meyers has appointed the following agent for service in Canada:

Name and Address of Agent

Senior Corporate Counsel

Precision Drilling Corporation

Suite 800, 525 – 8th Avenue S.W.

Calgary, Alberta, Canada T2P 1G1

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

INTEREST OF EXPERTS

Unless otherwise specified in the applicable Prospectus Supplement relating to an offering of Securities, certain legal matters relating to the offering of such Securities will be passed upon on behalf of the Corporation by Osler, Hoskin & Harcourt LLP. As at the date hereof, the partners and associates of Osler, Hoskin & Harcourt LLP, as a group, each own, directly or indirectly, less than 1% of the outstanding Common Shares.

KPMG LLP are the auditors of Precision and have confirmed that they are independent with respect to Precision within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they are independent accountants with respect to Precision under all relevant U.S. professional and regulatory standards.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Certain Persons

Under the Business Corporations Act (Alberta) (the “ABCA”), a corporation may indemnify a present or former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives (an “Indemnified Party”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or that body corporate, if the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be in connection with an action by or on behalf of the corporation to procure a judgment in its favor only with court approval. An Indemnified Party is entitled to indemnification from the corporation as a matter of right if in the defense of the matter or action he or she was substantially successful on the merits, fulfilled the conditions set forth above, and is fairly and reasonably entitled to indemnity.

The bylaws of the Registrant provide that, subject to section 124 of the ABCA, except in respect of an action by or on behalf of the Registrant or body corporate to procure a judgment in its favor, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his or heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Registrant or body corporate, if he or she (i) acted honestly and in good faith with a view to the best interests of the Registrant (ii) and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

The corporation may, subject to the approval of a Court (as defined in the ABCA), indemnify a person in respect of an action by or on behalf of the Registrant or a body corporate to procure a judgment in its favor, to which he or she is made a party by reason of being or having been a director or an officer of the Registrant or body corporate, against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she (i) acted honestly and in good faith with a view to the best interests of the Registrant (ii) and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his or her conduct was lawful.

Notwithstanding the above, a person shall be entitled to indemnity from the Registrant in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal, or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Registrant or body corporate, if the person seeking indemnity (i) was substantially successful on the merits of his defense of the action or proceeding, (ii) acted honestly and in good faith with a view to the best interests of the Registrant; (iii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful; and (iv) is fairly and reasonably entitled to indemnity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

See the Exhibit Index on the page immediately following the signature page for a list of exhibits filed as part of this Amendment No. 1 to the Registration Statement on Form F-10, which Exhibit Index is incorporated herein by reference.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

Concurrently with the initial filing of this Registration Statement on Form F-10, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on the 5th day of August, 2016.

PRECISION DRILLING CORPORATION

By:	/s/ Kevin A. Neveu
Name: Kevin A. Neveu
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No.1 to the Registration Statement has been signed by the following persons in the capacities indicated, on the 5th day of August, 2016.

Signature	Title	Date

/s/ Kevin A. Neveu Kevin A. Neveu	President, Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2016

/s/ Carey Ford Carey Ford	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 5, 2016

* William T. Donovan	Director	August 5, 2016

* Catherine J. Hughes	Director	August 5, 2016

* Steven W. Krablin	Director	August 5, 2016

* Stephen J. J. Letwin	Director	August 5, 2016

* Brian J. Gibson	Director	August 5, 2016

* Allen R. Hagerman	Director	August 5, 2016

* Kevin O. Meyers	Director	August 5, 2016

* Robert L. Phillips	Director	August 5, 2016

* By: /s/ Kevin A. Neveu	Attorney-in-Fact	August 5, 2016

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of Precision Drilling Corporation in the United States, in the City of Houston, State of Texas, on August 5, 2016.

PRECISION DRILLING (US) CORPORATION (Authorized Representative

By:	/s/ Veronica Foley
	Name:	Veronica Foley
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Annual information form of Precision Drilling Corporation (the “Corporation”) for the year ended December 31, 2015 dated March 7, 2016 (incorporated by reference to Exhibit 99.1 to the Corporation’s report on Form 40-F filed by the Corporation on March 9, 2016).

4.2	Audited comparative consolidated financial statements of the Corporation as at December 31, 2015 and 2014, together with the notes thereto and the auditors’ report thereon (incorporated by reference to Exhibit 99.3 to the Corporation’s report on Form 40-F filed by the Corporation on March 9, 2016).

4.3	Management’s discussion and analysis of the financial condition and results of operations of the Corporation for the year ended December 31, 2015 (incorporated by reference to Exhibit 99.2 to the Corporation’s report on Form 40-F filed by the Corporation on March 9, 2016).

4.4	Unaudited interim consolidated financial statements of the Corporation as at and for the three month period ended June 30, 2016, together with the notes thereto (incorporated by reference to Exhibit 99.2 to the Corporation’s report on Form 6-K filed by the Corporation on July 22, 2016).

4.5	Management’s discussion and analysis of the financial condition and results of operations of the Corporation for the three month period ended June 30, 2016 (incorporated by reference to Exhibit 99.1 to the Corporation’s report on Form 6-K filed by the Corporation on July 22, 2016).

4.6	Material change report of the Corporation dated March 15, 2016 with respect to the resignation of Robert McNally as Executive Vice President and Chief Financial Officer and appointment of Carey Ford as interim Chief Financial Officer (incorporated by reference to Exhibit 99.1 to the Corporation’s report on Form 6-K filed by the Corporation on March 16, 2016).

4.7	Management information circular of the Corporation dated March 28, 2016 (incorporated by reference to Exhibit 99.1 to the Corporation’s report on Form 6-K filed by the Corporation on March 31, 2016).

4.8	Material change report of the Corporation dated February 17, 2016 with respect to the suspension of the Corporation’s dividend (incorporated by reference to Exhibit 99.1 to the Corporation’s report on Form 6-K filed by the Corporation on February 17, 2016).

5.1	Consent of KPMG LLP Calgary.

5.2*	Consent of Osler, Hoskin & Harcourt LLP.

6.1*	Power of Attorney (included in Part III of the original filing of this Registration Statement).

7.1*	Form of Indenture of the Corporation.

7.2*	Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee on Form T-1.

*	Previously filed.